Exhibit 99.3

IGY Marinas

Combined Condensed Financial Statements of

Island Global Yachting LLC and Subsidiaries

and

Island Gardens Deep Harbour LLC

As of June 30, 2022 and December 31, 2021

and for the six months ended

June 30, 2022 and June 30, 2021

IGY Marinas

Island Global Yachting LLC and Island Gardens Deep Harbour LLC

Notes to Combined Condensed Financial Statements

(Unaudited)

Contents

Page(s)

Combined Condensed Financial Statements (Unaudited):

Combined Condensed Balance Sheets	3

Combined Condensed Statements of Operations	4

Combined Condensed Statements of Comprehensive Income (Loss)	5

Combined Condensed Statements of Members’ Equity	6

Combined Condensed Statements of Cash Flows	7

Notes to Combined Condensed Financial Statements (Unaudited)	8-19

IGY Marinas

Island Global Yachting LLC and Island Gardens Deep Harbour LLC

Combined Condensed Balance Sheets

(Amounts in thousands)

(Unaudited)

	June 30, 2022	December 31, 2021
Assets
CURRENT ASSETS:
Cash and cash equivalents	$29,584	$29,859
Accounts and notes receivable, net	6,069	9,302
Inventories	1,069	659
Prepaid expenses and other current assets	2,717	2,557

Total current assets	39,439	42,377
Equity method investments	4,014	3,930
Property, plant and equipment, net	147,741	152,482
Notes receivable - related party	5,847	—
Goodwill and other intangible assets, net	19,699	20,058
Other long-term assets	2,114	2,370

Total assets	$218,854	$221,217

Liabilities and Members’ Equity
CURRENT LIABILITIES:
Notes payable, current portion	$15,573	$15,026
Accounts payable	3,415	4,426
Contract liabilities	8,467	9,590
Accrued expenses and other current liabilities	8,497	7,403

Total current liabilities	35,952	36,445

Notes payable, net of current maturities and deferred financing costs	66,617	67,423
Deferred lease liabilities	14,910	14,595
Deferred tax liabilities, net	13,180	14,317
Other long-term liabilities	4,439	3,431

Total liabilities	135,098	136,211
MEMBERS’ EQUITY:
Members’ equity	80,010	80,559
Accumulated other comprehensive loss	(1,222)	(557)
Noncontrolling interests in consolidated subsidiaries	4,968	5,004

Total members’ equity	83,756	85,006

Total liabilities and members’ equity	$218,854	$221,217

The accompanying notes are an integral part of these Combined Condensed Financial Statements.

IGY Marinas

Island Global Yachting LLC and Island Gardens Deep Harbour LLC

Combined Condensed Statements of Operations

(Amounts in thousands)

(Unaudited)

	Six Months Ended June 30,
	2022	2021
Revenue	$52,297	$36,090
Cost of sales, excluding depreciation and amortization expense	17,003	11,313

Gross profit	35,294	24,777
Selling, general and administrative expenses	28,189	18,288

Operating income	7,105	6,489
Other income (expense):
Foreign exchange loss	(2,467)	(345)
Gain on extinguishment of debt	—	1,388
Interest expense, net	(2,842)	(3,164)

income before income tax provision	1,796	4,368
Income tax (expense) benefit	(202)	117

Net income from continuing operations	1,594	4,485

Net income from discontinued operations	—	512

Net income	1,594	4,997
Net income attributable to noncontrolling interest	131	294

Net income attributable to IGY Marinas	$1,463	$4,703

The accompanying notes are an integral part of these Combined Condensed Financial Statements.

IGY Marinas

Island Global Yachting LLC and Island Gardens Deep Harbour LLC

Combined Condensed Statements of Comprehensive Income (Loss)

(Amounts in thousands)

(Unaudited)

	Six Months Ended June 30,
	2022	2021
Net income attributable to IGY Marinas	$1,463	$4,703
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(665)	35

Other comprehensive (loss) income	(665)	35

Comprehensive income attributable to IGY Marinas	$798	$4,738

The accompanying notes are an integral part of these Combined Condensed Financial Statements.

IGY Marinas

Island Global Yachting LLC and Island Gardens Deep Harbour LLC

Combined Condensed Statements of Members’ Equity

(Amounts in thousands)

(Unaudited)

	Six Months Ended June 30, 2022
	Members’ Equity	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total
Balance at December 31, 2021	$80,559	$(557)	$5,004	$85,006
Currency translation adjustment	—	(665)	—	(665)
Paid-in capital from stock options	173	—	—	173
Distributions and dividends	(2,185)	—	(167)	(2,352)
Net income	1,463	—	131	1,594

Balance at June 30, 2022	$80,010	$(1,222)	$4,968	$83,756

	Six Months Ended June 30, 2021
	Members’ Equity	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total
Balance at December 31, 2020	$71,561	$(86)	$3,892	$75,367
Currency translation adjustment	—	35	—	35
Distributions and dividends	(17,619)	—	—	(17,619)
Other activities of noncontrolling interests, net	—	—	1	1
Net income	4,703	—	294	4,997

Balance at June 30, 2021	$58,645	$(51)	$4,187	$62,781

The accompanying notes are an integral part of these Combined Condensed Financial Statements.

IGY Marinas

Island Global Yachting LLC and Island Gardens Deep Harbour LLC

Combined Condensed Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$1,594	$4,997
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and accretion expense	4,526	3,952
Provision for doubtful accounts	327	17
Amortization of deferred financing costs	267	388
Gain on disposal of property and equipment	—	34
Share-based compensation	173	—
Equity method investment losses	372	534
Gain on extinguishment of debt	—	(1,388)
Increase in deferred lease obligation	370	457
Deferred income tax benefit	(1,237)	(859)
Accrual of interest on notes payable to related party	34	—
Accrual of interest on notes receivable from related party	(104)	—
Unrealized loss on foreign exchange	2,034	57
Changes in operating assets and liabilities:
Accounts receivable	2,695	(715)
Other current assets	(609)	(305)
Customer liabilities	221	417
Other current liabilities	740	1,128
Other noncurrent assets and liabilities	267	299

Net cash provided by operating activities	11,670	9,013

Cash flows from investing activities:
Purchase of property and equipment	(1,685)	(1,848)
Proceeds from sale of property and equipment	—	15
Contributions to equity method investments	(604)	(671)
Distributions received from equity method investments	148	76
Issuance of notes receivable	(6,163)	—

Net cash used in investing activities	(8,304)	(2,428)

Cash flows from financing activities:
Principal payments on notes payable	(721)	(31,199)
Proceeds from notes payable	—	46,000
Principal payments on notes payable to related party	(98)	—
Payment of deferred financing costs	—	(1,319)
Distribution to member	(2,185)	(15,718)
Distribution to non-controlling interest	(167)	—

Net cash used in financing activities	(3,171)	(2,236)

Currency translation on cash balance	(470)	(10)

Net decrease in cash and cash equivalents	(275)	4,339
Cash and cash equivalents, at beginning of period	29,859	30,901

Cash and cash equivalents, at end of period	$29,584	$35,240

Supplemental disclosure of cash flow information:
Cash paid for interest	2,638	2,761
Cash paid for income taxes	1,595	896

The accompanying notes are an integral part of these Combined Condensed Financial Statements.

IGY Marinas

Island Global Yachting LLC and Island Gardens Deep Harbour LLC

Notes to Combined Condensed Financial Statements

(Unaudited)

Note 1. Summary of Significant Accounting Policies

Description of Business and Organization

These Combined Condensed Financial Statements comprise the operations of Island Global Yachting LLC and subsidiaries (“IGY”) and Island Gardens Deep Harbour LLC (“IGDH”, and collectively with IGY, “IGY Marinas” or the “Company”). IGY and IGDH are related businesses that operate under common management.

IGY was registered as a Delaware LLC in August 2020. IGY was previously registered as Island Global Yachting Ltd., a Cayman Islands exempted company which was formed as a subsidiary of Island Global Yachting L.P. (“IGY1” or the “Parent”), a Delaware limited partnership, formerly a Cayman Islands exempted limited partnership, in October 2005. IGY was capitalized with additional equity from five partnerships: Island Global Yachting II L.P. (“IGY2”), a Delaware limited partnership, Island Global Yachting III L.P. (“IGY3”), a Delaware limited partnership, Island Global Yachting IV L.P. (“IGY4”), a Delaware limited partnership, formerly a Cayman Islands exempted limited partnership, Island Global Yachting VI L.P. (“IGY6”), a Delaware limited partnership and Island Global Yachting VII L.P. (“IGY7”), a Delaware limited partnership. Each of IGY2, IGY3, and IGY4 is a holder of Class B shares in IGY. IGY6 holds Series A Preferred Shares that are convertible into Class A Shares of IGY. IGY7 holds Series A-2 Preferred Shares that are convertible into Class A Shares of IGY.

IGY conducts its business primarily through its subsidiaries, Island Global Yachting Services Ltd. (“IGYS”) and Island Global Yachting Facilities Ltd. (“IGYF”). IGYS and its subsidiaries provide marina and property management services. IGYF, through its various operating subsidiaries, acquires and holds direct and indirect interests (including controlling and noncontrolling interests) in luxury marina and related upland facilities in key yachting and nautical tourism areas around the world. IGY’s operations are conducted primarily in the Caribbean, the United States of America, Mexico, and Europe.

IGDH was registered as a Delaware LLC in August 2014. IGDH has two members: IG Holdings LLC (“IGH”), a Delaware LLC, has an 80% membership interest, and Flagstone Island Gardens LLC, a Delaware LLC with the ultimate parent being Flagstone Property Group LLC (collectively, the “Flagstone Group”), has a 20% membership interest.

IGDH’s business consists of the operations of Yacht Haven Grande Miami at Island Gardens, a mega-yacht marina on Watson Island in Miami, Florida, that operates under the IGY brand name.

On August 8, 2022, MarineMax, Inc., a Florida corporation, and its wholly-owned subsidiary, MarineMax East, Inc., a Delaware corporation (collectively, “MarineMax”) entered into a Securities Purchase Agreement with the shareholders of IGY and IGHD to acquire IGY Marinas for an aggregate cash purchase price of $480 million, subject to customary purchase price adjustments, with an additional potential payment of up to $100 million in cash two years after closing subject to the achievement of certain performance metrics (the “Transaction”). The Transaction did not include IGY’s investments in certain affiliated companies, including Beef Island and Navy Beach. The Transaction was completed on October 3, 2022, effective as of October 1, 2022.

Basis of Presentation

The Combined Condensed Financial Statements reflect a combination of IGY’s and IGDH’s financial position, results of operations and cash flows as if they were historically operated under common control. The Combined Condensed

IGY Marinas

Island Global Yachting LLC and Island Gardens Deep Harbour LLC

Notes to Combined Condensed Financial Statements

(Unaudited)

Financial Statements may not be indicative of future performance and do not necessarily reflect what IGY Marinas’ combined results of operations, financial condition and cash flows would have been had they operated as separate entities during the periods presented.

The Combined Condensed Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP) for interim financial information. Accordingly, these Combined Condensed Financial Statements do not include all of the information and footnote disclosures required by U.S. GAAP for complete financial statements. All significant intercompany balances and transactions have been eliminated, certain amounts have been reclassified to align the presentations of IGY and IGDH, and all normal recurring adjustments considered necessary for the fair presentation, including the elimination of transactions between IGY and IGDH, have been reflected in these Combined Condensed Financial Statements.

IGY uses the equity method of accounting for equity investments in less than majority-owned companies if the investment provides the ability to exercise significant influence. In 2020, IGY acquired a less than 20% equity interest in IGH, the entity that controls IGDH, which is accounted for as an equity method investment in IGY’s stand-alone consolidated financial statements due to IGY’s ability to exercise influence over the entity. As of June 30, 2022 and December 31, 2021, IGY’s equity method investment in IGDH was approximately $2.6 million and $2.8 million, respectively, which has been eliminated in these Combined Condensed Financial Statements.

IGY accounts for the portion of a subsidiary that is not owned as a noncontrolling interest. Noncontrolling interests in an acquired enterprise are reported at the fair value of the net assets acquired at the date of acquisition, depending on the nature of the acquisition, plus the cumulative allocation of net income (loss) from that date forward to the noncontrolling interests based on its ownership percentage.

The preparation of financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Significant estimates made by us include, but are not limited to, the determination of valuation allowances, accounting for income taxes, accounting for contingencies, and the evaluation of goodwill, intangible assets and long-lived assets for impairment. Actual results could differ from those estimates. These Combined Condensed Financial Statements herein are unaudited, and should be read in conjunction with IGY’s and IGDH’s respective audited financial statements and the notes thereto for the fiscal year ended December 31, 2021.

In March 2020, COVID-19 was recognized as a pandemic by the World Health Organization. The overall impact of the COVID-19 pandemic did not create significant disruption to our business model during the six months ended June 30, 2022 and June 30, 2021. The conflict between Russia and Ukraine has further destabilized markets and routine supply-chain productions. As a result of the COVID-19 pandemic and the Russian-Ukraine conflict, IGY Marinas may be impacted by increased volatility in markets, interest rates, and rising inflation. Due to the COVID-19 pandemic, and current events involving Russia and Ukraine, there is ongoing uncertainty and disruption in the global economy and financial markets. Management is not aware of any specific event or circumstance that would require an update to its estimates or assumptions or a revision of the carrying value of its assets or liabilities. Sufficient information is not available to adequately evaluate the short-term or long-term impact to IGY Marinas. Management believes IGY Marinas is taking appropriate actions to mitigate the negative impact of these continuing conditions and does not believe IGY Marinas is exposed to substantial risk related to these events.

IGY Marinas

Island Global Yachting LLC and Island Gardens Deep Harbour LLC

Notes to Combined Condensed Financial Statements

(Unaudited)

Accounting Pronouncements Not Yet Adopted

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Accounting Standards Codification (“ASC”) Topic 842), as subsequently amended, which is required to be implemented for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The provisions of the ASU seek to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and by disclosing key information about leasing arrangements. ASU 2016-02 requires that a lessee will be required to recognize assets and liabilities for all leases with lease terms of more than 12 months. Additionally, the ASU will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases, including qualitative and quantitative requirements. Lessor accounting will remain largely unchanged except for changes to align lessor accounting with ASU 2014-09, Revenue from Contracts with Customers (Topic 606). IGY Marinas is currently evaluating the effect of the required implementation of this ASU on its financial statements, which will result in the recognition of operating lease right of use assets and liabilities pertaining to its upland and submerged land leases, as well as office leases, on the balance sheet.

Note 2. Revenue

The majority of revenue is from contracts with customers for slip rentals, fuel and utility sales, and other ancillary goods and services related to the marina properties, which are accounted for under ASC Topic 606, Revenue from Contracts with Customers. The Company recognizes revenue from slip rentals, fuel and utility sales, and other ancillary goods and services when slips are occupied or fuel, utilities, goods, and services have been delivered or rendered. Payment terms typically align with when the goods and services are provided. For billings that are made in advance and non-cancellable deposits for slip rentals, any amounts that have been billed or collected for which the slip has not yet been occupied, are recorded as deferred revenue or customer deposits (contract liabilities) until the slip has been occupied.

Upland revenues primarily consist of building and facility rentals under lease agreements, which are accounted for as leases as the lessor, common area charges, utility sales, food and beverage sales and other ancillary goods and services related to the upland property. Revenue is recognized when common area maintenance, utilities, goods, and services have been delivered or rendered. Payment terms typically align with when the goods and services are provided.

IGY has agreements in place with marinas to provide management and other services, which include the operations of the marina and providing marketing and training. Revenue is recognized as the services are performed. In addition, certain agreements include incentives based on marina performance, which are recognized in the period earned. The incentives represent variable consideration and IGYfully constrains its estimate of this variable consideration until the uncertainties with respect to IGY’s entitlement to these incentives are resolved. Payment terms are based on the respective agreement with the customer and typically align with when services are provided.

Revenue related to management services provided to yacht customers, such as managing the finances and administrative functions of customers, is recognized as the services are performed. Payment terms are based on the respective agreement with the customer and typically align with when services are provided.

IGY Marinas

Island Global Yachting LLC and Island Gardens Deep Harbour LLC

Notes to Combined Condensed Financial Statements

(Unaudited)

The following table shows IGY Marinas’ revenue disaggregated between revenue from contracts with customers and other revenue (amounts in thousands):

	Six Months Ended June 30,
	2022	2021
Upland leases and utilities	$5,598	$4,365
Revenue from contracts with customers	46,699	31,725

Total revenue	$52,297	$36,090

Revenues from contracts with customers were recognized as follows according to timing of the transfer of goods or services (amounts in thousands):

	Six Months Ended June 30,
	2022	2021
Revenue recognized at a point in time	$22,499	$15,388
Revenue recognized over time	24,200	16,337

Total revenue from contracts with customers	$46,699	$31,725

Contract assets and liabilities arising from contracts with customers consist of the following (amounts in thousands):

	June 30, 2022	December 31, 2021
Contract assets:
Accounts receivable	$5,531	$9,153
Unbilled revenue	488	149

Total contract assets	$6,019	$9,302

Contract liabilities:
Deferred revenue	$4,085	$2,833
Customer deposits	4,382	6,757

Total contract liabilities	$8,467	$9,590

Note 3. Related Party Transactions

In 2020, IGDH entered into a management contract with IGY. As the manager, IGY employs all personnel for the IGDH marina and provides additional management services. In return, IGDH pays a management fee to IGY as well as reimburses all direct personnel costs incurred by IGY. The management contract with IGY also stipulates a separate fee for construction and development management pertaining to the IGDH’s Yacht Haven Grande Miami at Island Gardens marina. The amount due from IGDH to IGY, totaling approximately $80,000 and $80,000 as of June 30, 2022 and December 31, 2021, respectively, related to reimbursements of operational expenses and outstanding management fees. Management fees paid by IGDH to IGY were approximately $290,000 and $202,000 for the six months ended June 30, 2022 and 2021, respectively. During 2021, IGY’s wholly-owned subsidiary, IG Directives LLC, received a fee of $120,000 from IGH related to the refinance of debt of IGDH. IG Directives LLC is the general partner for IG Holdings LLC. These amounts have been eliminated within the Combined Condensed Financial Statements.

IGY Marinas

Island Global Yachting LLC and Island Gardens Deep Harbour LLC

Notes to Combined Condensed Financial Statements

(Unaudited)

The following is a summary of revenues and income earned and fees incurred with related parties that are reflected within the Combined Condensed Financial Statements (amounts in thousands):

	Six Months Ended June 30,
	2022	2021
Included in revenues
Interest earned from Cannes notes	$101	$—

Included in costs and expenses
IGDH’s common area maintenance	38	38
Asset management fee to affiliate	823	(1,070)
Personnel and overhead costs paid by affiliates	(51)	(128)
Personnel and overhead costs paid to affiliates	527	127
Interest expense from Transport note	37	—

The following is a summary of outstanding related party receivables and payables (amounts in thousands):

	As of June 30, 2022	As of December 31, 2021
Included in assets:
Note receivable from Cannes – CMI	$2,097	$—
Note receivable from Cannes – MDVPDC Fixed	2,183	—
Note receivable from Cannes – MDVPDC Variable	1,568	—

Included in liabilities:
Note payable to Transport	1,372	1,553

IGDH incurs monthly common area maintenance charges payable to the Flagstone Group on a monthly basis.

Asset management fees paid or payable to Island Global Yachting Directives LLC (“IGYD”), an affiliate of IGY’s Parent, are pursuant to the relevant partnership agreements of certain shareholders of IGY and the subscription and shareholder agreements between each such partnership and IGY. Generally, these amounts are payable quarterly.

Personnel and overhead costs are reimbursement charges at cost from IGYD and its affiliates relating to non-IGY employees who performed services for the Company for the six months ended June 30, 2022 and June 30, 2021. In addition, IGYD and its affiliates and from IGH and its affiliate reimbursed the Company for personnel and overhead costs. The amounts are generally paid monthly.

In November 2007, IGY1 executed a $5,500,000 note payable on demand in favor of IGY to enable IGY1 to meet its obligation under the letter of credit posted in favor of the lender on the construction loan facility for Yacht Haven USVI. Through 2008, $4,004,432 had been advanced to IGY1. No additional advances have been made through June 30, 2022. The receivable from the Parent is secured by a security interest in, lien on, and right of setoff against all IGY shares owned by the Parent, together with all dividends and distributions thereon and all proceeds thereof. Interest is payable quarterly on the principal amount (including interest permitted by IGY to be added to principal) at 18% per annum. In 2017, the

IGY Marinas

Island Global Yachting LLC and Island Gardens Deep Harbour LLC

Notes to Combined Condensed Financial Statements

(Unaudited)

note payable was modified to suspend the accrual of interest until the occurrence of a termination event as defined by the agreement. Therefore, there was no interest accrued on this note at June 30, 2022 and December 31, 2021. The amount receivable from the Parent was $22,277,065 at June 30, 2022 and December 31, 2021 and is reflected as a reduction of members’ equity in the accompanying Combined Condensed Financial Statements.

In 2022, IGY entered into an investment relationship for a marina asset in Cannes, France. In addition to the equity investments, IGY, through its wholly owned subsidiary in Sete, France, entered into a series of notes with multiple of the legal entities that own the Cannes, France equity method investment asset.

The Note receivable from Cannes – CMI is a note with Cannes Marina Invest SAS, whom IGY ultimately owns 50%, issued on March 5, 2022 with an original principal balance of 1,960,000 Euros. Interest is fixed at 7.5% per annum and is repaid on a quarterly basis. Principal payments are due on demand or no later than the end of the Cannes marina concession in 2052. Principal payments must be approved in advance by a majority of ownership. The balance of $2,096,946 noted in the table above represents original principal plus accrued interest through June 30, 2022 translated at the current Euro to US Dollar exchange rate.

The Note receivable from Cannes – MDVPDC Fixed is a note with Marina du Vieux Port de Cannes SAS, whom IGY ultimately owns 50%, issued on March 5, 2022 with an original principal balance of 2,040,000 Euros. Interest is fixed at 7.5% per annum and is repaid on a quarterly basis. Principal payments are due on demand or no later than the end of the Cannes marina concession in 2052. Principal payments must be approved in advance by a majority of ownership. The balance of $2,182,557 noted in the table above represents original principal plus accrued interest through June 30, 2022 translated at the current Euro to US Dollar exchange rate.

The Note receivable from Cannes – MDVPDC Variable is a note with Marina du Vieux Port de Cannes SAS, whom IGY ultimately owns 50%, issued on February 25, 2022 with an original principal balance of 1,500,000 Euros. Interest is variable at the 90 day Euribor plus 0.5% per annum and is repaid on a quarterly basis. Principal payments are due on demand or no later than the end of the Cannes marina concession in 2052. Principal payments must be approved in advance by a majority of ownership. The balance of $1,567,670 noted in the table above represents original principal plus accrued interest through June 30, 2022 translated at the current Euro to US Dollar exchange rate.

The Note payable to Transport represents a loan from the 10% noncontrolling interest shareholder of the Portisco, Italy marina asset to Portisco Holdings SPA, which is 90% owned by IGY. The loan was issued upon the acquisition of Marina di Portisco in October 2021 with an original principal balance of 1,368,000 Euros. Interest is variable at Euribor plus 3.5% per annum and is repaid on a quarterly basis. Principal payments are due at the earlier of on demand, which must be approved by a majority of ownership, or quarterly installments of 28,500 Euros from December 31, 2024. The balance of $1,371,561 noted in the table above represents outstanding principal plus accrued interest through June 30, 2022 translated at the current Euro to US Dollar exchange rate.

Note 4. Property and Equipment

Depreciation expense related to property and equipment was approximately $4.1 million and $3.5 million for the six months ended June 30, 2022 and 2021, respectively. There were no impairment losses recorded during the six months ended June 30, 2022 and 2021.

IGY Marinas

Island Global Yachting LLC and Island Gardens Deep Harbour LLC

Notes to Combined Condensed Financial Statements

(Unaudited)

Note 5. Equity Method Investments

The following table summarizes the activities of IGY’s investments in affiliated companies, excluding IGY’s investment in the entity that controls IGDH which has been eliminated within these Combined Condensed Financial Statements, as of June 30, 2022 and December 31, 2021, respectively (amounts in thousands):

	Beef Island	Malaga	Navy Beach	IGY Gestora	Cannes	Total
Balance at December 31, 2020	$2,267	$143	$1,435	$133	$—	$3,978
New investment	—	425	246	—	—	671
Distribution	—	—	(76)	—	—	(76)
Share of loss	—	(162)	(285)	(87)	—	(534)

Balance at June 30, 2021	2,267	406	1,320	46	—	4,039

Balance at December 31, 2021	2,267	245	1,418	—	—	3,930
New investment	—	552	—	—	52	604
Distribution	—	—	(148)	—	—	(148)
Share of (loss) earnings	—	(705)	—	—	333	(372)

Balance at June 30, 2022	$2,267	$91	$1,270	$—	$385	$4,014

Each of these investments were accounted for using the equity method. During 2022, the Company acquired a 50% ownership of Cannes; the equity method was used due to the Company’s ability to exercise influence over the entity without exercising control. Refer to Note 3 Related-Party Transaction for further details over this transaction.

Note 6. Notes Payable

Proceeds from notes payable were used to purchase or refinance loans secured by operating marinas, and proceeds from construction loans were used to develop or redevelop marina properties. These property specific notes are secured by the real and personal property of each borrowing entity and, in certain instances, by the borrowing entity’s rights under retail leases and certain cash accounts and accounts receivable of the entity, as well as, the equity in the borrowing entity. Debt issuance costs incurred in connection with each note payable are recorded as a reduction of the principal amount of the related note payable and amortized on a straight-line basis over the remaining term of the respective note. All notes contain certain financial covenants, negative covenants, and other terms and conditions customarily found in loan agreements. The respective borrowers were compliant with all covenants, terms and conditions as of June 30, 2022 and December 31, 2021.

IGY Marinas

Island Global Yachting LLC and Island Gardens Deep Harbour LLC

Notes to Combined Condensed Financial Statements

(Unaudited)

Notes payable consisted of the following (amounts in thousands):

	June 30, 2022	December 31, 2021
Rodney Bay Senior Note Payable	$6,117	$6,373
Yacht Haven Grande Note Payable	13,000	13,000
Isle de Sol Note Payable	16,000	16,000
Cabo Marina Note Payable	7,026	7,255
Portisco Note Payable	645	488
American Yacht Harbor Note Payable	10,542	10,740
Yacht Haven Grande Miami Note Payable	30,000	30,000

Total notes payable	83,330	83,856
Less: unamortized deferred financing costs	(1,140)	(1,407)

Total notes payable, net of deferred financing costs	$82,190	$82,449

Rodney Bay Senior Note Payable

In February 2020, the Rodney Bay Marina, Ltd. and Planviron (Caribbean Practice) Ltd. (together, “RBM Borrowers”) extinguished the previous note payable and issued a new note payable to a financial institution in the amount of $6,500,000. The new note payable matures in January 2030, and bears interest at a floating 90 day LIBOR rate plus 4.75%, and a floor of 6.50% and is payable monthly. The floating 90 day LIBOR rate adjusts every six months. Fixed payments of $74,217 are due monthly which include interest and principal. As a result of uncertainty related to the COVID-19, the RBM Borrowers negotiated a modification to the agreement which deferred all payments for a period of seven months and no principal payments were due before March 2021. As a result of this modification, all deferred payments are added to the final principal payment at maturity and approximately $290,000 of accrued interest was converted to principal.

Yacht Haven Grande Note Payable

On September 29, 2020, Yacht Haven USVI LLC (“YHG”) entered into a note payable with a private lender in the amount of $15,000,000 through Yacht Haven Grande, a subsidiary. The note was scheduled to mature on April 1, 2022 and bears interest of 11%. Interest payments are due monthly, and principal and any remaining interest will be due at maturity. The YHG loan is guaranteed by IGY. On March 9, 2022, YHG agreed to a debt modification that extended the maturity date to July 1, 2022. On July 1, 2022, the Yacht Haven Grande Note Payable was amended, increasing the principal to $18,000,000. The amendments extended the Note’s maturity date to July 1, 2023 and modified the interest rate at prime plus 6.75%.

Isle de Sol Note Payable

On January 28, 2021, all previous bank financings entered into by Hop-Inn Enterprises (“IDS”), a subsidiary of IGY, extinguished the previous note payable through the issuance of a new note payable with a new lender. The 2021 senior loan facility for $16,000,000 is secured by substantially all the assets of IDS and accrues interest at 7.00% per annum until January 28, 2026. From January 28, 2026 through maturity on January 28, 2043, the interest rate is the greater of 7% or the five year US Treasury rate plus 500 basis points. Quarterly payments consist of interest only from April 1, 2021 through January 1, 2023. From April 1, 2023 through maturity, quarterly payments consist of interest plus principal based on a 15 year amortization schedule.

IGY Marinas

Island Global Yachting LLC and Island Gardens Deep Harbour LLC

Notes to Combined Condensed Financial Statements

(Unaudited)

Cabo Marina Note Payable

On October 29, 2013, Cabo Marina, S. de R.L. de C.V. (“Cabo”), a subsidiary of IGY, borrowed $17,000,000 from a Mexican bank and the proceeds were used to pay off the previous commercial bank loan. Under this new loan, principal and interest payments are due monthly. The loan had a 5-year term, maturing on October 30, 2018, but principal payments due were based on a 7-year amortization schedule and interest accrued at LIBOR plus 4.43%. Substantially all assets of Cabo serve as collateral under the bank loan. On March 2, 2018, Cabo entered into a modification of the existing senior loan that extended the maturity date to January 31, 2023. The modification reduced the interest rate to LIBOR plus 4.05%. The modification includes monthly principal payments calculated on a fifteen-year amortization.

American Yacht Harbor Note Payable

American Yacht Harbor (“AYH”), a subsidiary of IGY, obtained a $15,300,000 loan facility from a bank on August 23, 2007. Interest accrued at LIBOR plus 2.00% to LIBOR plus 2.75% based on the debt service coverage ratio of AYH. Principal and interest were due monthly and the loan was scheduled to mature on September 1, 2017. On April 6, 2016, the loan was modified with a new maturity date of March 31, 2023 and a fixed interest rate of 4.95%. The modified note payable requires monthly principal payments of $33,000, plus interest, until maturity, at which time the remaining principal balance is due under a balloon payment. The loan is collateralized by the real property and improvements thereon, AYH’s rights under its retail leases, and certain cash accounts and accounts receivable of AYH. As part of a security agreement with the bank, the bank has required that certain cash accounts of AYH be pledged to the bank.

Yacht Haven Grande Miami Note Payable

In March 2021, the IGDH extinguished its existing long-term debt through the issuance of a promissory note with a new lender. The 2021 loan agreement for $30,000,000 is secured by substantially all the assets of IGDH and accrues interest at 4.75% per annum until maturity in March 2026. Monthly payments consist of interest only for 18 months through September 2022. Monthly payments subsequent to September 2022 through maturity consist of interest plus principal based on a 300-month amortization schedule. The balance of the note is due upon maturity.

IGY PPP Loan

In May 2020, IGY obtained a $1,387,800 loan from a bank under the Paycheck Protection Program administered by the United States Small Business Administration. During 2020, IGY expended the funds on payroll, rent and utilities as directed under the program. In 2021, IGY received full forgiveness of this loan, causing a gain on extinguishment of debt of $1,387,800 for the six months ending June 30, 2021.

Note 7. Income Taxes

IGY Marinas accounts for income taxes in accordance with ASC Topic 740, Income Taxes. As limited liability companies, both IGY and IGDH are not subject to U.S. federal or state income taxes as the tax effects of the respective companies’ activities are reported directly by members on their respective income tax returns. As such, no provision for income taxes has been recognized by IGDH for the six months ended June 30, 2022 and 2021 in the accompanying Combined Condensed Financial Statements. However, certain of IGY’s subsidiaries are taxable corporations operating in U.S. and foreign jurisdictions that impose income taxes. For these subsidiaries, IGY recognizes deferred tax assets and liabilities

IGY Marinas

Island Global Yachting LLC and Island Gardens Deep Harbour LLC

Notes to Combined Condensed Financial Statements

(Unaudited)

for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the Company expects those temporary differences to be recovered or settled. Valuation allowances are recorded to reduce the deferred tax assets to the amount expected to be realized by the Company considering all available positive and negative evidence.

During the six months ended June 30, 2022 and 2021, IGY recognized an income tax provision (benefit) of approximately $202,000 and $(117,000), respectively. On a stand-alone basis, IGY’s effective income tax rate for the six months ended June 30, 2022 and 2021 was 22.5% and (5.7%), respectively. On a combined basis, IGY Marinas’ effective income tax rate for the six months ended June 30, 2022 and 2021 was 5.1% and 2.7%, respectively.

Note 8. Commitments and Contingencies

Certain of IGY’s subsidiaries are party to local development commission agreements which provide for certain economic incentives in the United States Virgin Islands (“USVI”) with durations that range through December 31, 2032. The agreements required that the subsidiaries comply with certain conditions relating to its investment and operations in the USVI. IGY believes it was not in compliance with the Economic Development Commission (“EDC”) Benefits agreement in all material respects as of June 30, 2022. While the Company has appropriately filed all required documentation and reports, the USVI EDC oversight board ultimately must approve the Company’s good standing. The USVI EDC oversight board has not declared the Company in default as of the issuance date of this report.

On October 27, 2020 and May 26, 2021, the National Fund for Tourism Development (“FONATUR”) claimed that Cabo Marina owed certain penalties related to potential encroachment on government lands as described in a purchase agreement of certain lots at the marina of Cabo San Lucas. According to the purchase agreement, the penalties are updated on a daily basis and the most recent amount discussed with FONATUR was greater than $1,000,000. Cabo Marina has initiated actions in order to start negotiations with FONATUR to legally resolve this matter.

IGY Marinas

Island Global Yachting LLC and Island Gardens Deep Harbour LLC

Notes to Combined Condensed Financial Statements

(Unaudited)

Note 9. Members’ Equity

IGY1 held 8,000,000 Class A (voting) shares (“Class A Shares”) of IGY as of June 30, 2022 and December 31, 2021. Class A Shares entitle the shareholder to vote on IGY matters. In addition, IGY had 11,204,572 Class B (nonvoting) shares (“Class B Shares”) and 5,684,930 Series A Preferred shares outstanding as of June 30, 2022 and December 31, 2021. The Company is authorized to issue up to 50,000,000 shares with a par value of $0.001.

During 2018, Island Global Yachting Directives VI LLC, as general partner for IGY6, closed a round of equity financing with $30,000,000 of capital commitments. $4,850,000 of capital was called and received by IGY during 2018 and IGY6 was issued 970,000 Series A Preferred Shares (non-voting shares). During 2019, $23,580,000 of capital was called and received by IGY and IGY6 was issued 4,716,000 Series A Preferred Shares. The Series A Preferred Shares carry an 8% cumulative and compounded preferred dividend. At Island Global Yachting Directives VI LLC’s sole discretion, some or all of the Series A Preferred Shares may be converted into Class A Shares (voting) at a specified conversion price. In the event of a liquidity event, prior to any conversion of the IGY Series A Preferred Convertible Shares to IGY Class A Shares, the IGY Series A Preferred Convertible Shares will be eligible for a non-participating liquidation preference whereby the holders of the IGY Series A Preferred Convertible Shares will receive an amount equal to their initial investment plus any accrued dividends with the balance of the Liquidity Event proceeds allocated on a pro-rata basis to the holders of the IGY Class A Shares and IGY Class B Shares.

During 2021, Island Global Yachting Directives VII LLC, as general partner for IGY7, closed a round of equity financing with $41,067,338 of capital commitments. $27,000,000 of capital was called and received by IGY during 2021 and IGY7 was issued 2,160,000 Series A-2 Preferred Shares (non-voting shares). The Series A-2 Preferred Shares carry an 8% cumulative and compounded preferred dividend. At Island Global Yachting Directives VII LLC’s sole discretion, some or all of the Series A-2 Preferred Shares may be converted into Class A Shares (voting) at a specified conversion price. In the event of a liquidity event, prior to any conversion of the IGY Series A-2 Preferred Convertible Shares to IGY Class A Shares, the IGY Series A-2 Preferred Convertible Shares will be eligible for a non-participating liquidation preference whereby the holders of the IGY Series A-2 Preferred Convertible Shares will receive an amount equal to their initial investment plus any accrued dividends with the balance of the Liquidity Event proceeds allocated on a pro-rata basis to the holders of the IGY Class A Shares and IGY Class B Shares.

IGDH has two members: IGH has an 80% membership interest, and Flagstone Group has a 20% membership interest. Equity investment transactions between IGDH and IGY, through IGY’s investment in IGH, have been eliminated in these Combined Condensed Financial Statements.

Note 10. Disposition

In August 2021, IGY sold 100% of the equity of Applied Technology and Management Inc. (“ATM”) for $7,000,000. Cash received at closing was $6,250,000 and the remainder is subject to a hold back period of one year. In November 2021, IGY received $268,297 as an adjustment to purchase price in accordance with the terms of the sale agreement. IGY recorded a gain on disposition of $5,066,109 in August 2021. IGY presented ATM activity for the six months ended June 30, 2021 within discontinued operations, net of tax on the Combined Condensed Statements of Operations. Related revenues were recognized over time and are excluded from Note 2.

IGY Marinas

Island Global Yachting LLC and Island Gardens Deep Harbour LLC

Notes to Combined Condensed Financial Statements

(Unaudited)

Summarized activity for ATM for the six months ended June 30, 2021 are presented below (amounts in thousands):

Six Months Ended June 30, 2021
Revenue	$4,986
Cost of sales, excluding depreciation and amortization expense	2,015

Gross profit	2,971
Selling, general and administrative expenses	2,456
Interest expense	3

Net income	$512

Note 11. Subsequent Events

The Company has evaluated all events subsequent to June 30, 2022, through the date these Combined Condensed Financial Statements were available to be issued on October 3, 2022.

On August 8, 2022, IGY executed the following restructuring: First, IGY issued a Series B Perpetual Preferred Unit with an initial face amount of $10,000 to Island Marinas Subsidiary Corp., a Delaware corporation, in exchange for a promissory note of $10,000 issued by Island Marinas Subsidiary Corp. Second, each holder of each class of Company units (including Class A Shares, Class B Shares, Series A Preferred Shares, Series A-2 Preferred Shares and Series A Preferred Convertible Shares) other than Island Marinas Subsidiary Corp. contributed its Company units to Island Marina Holdings LLC, a Delaware LLC, in exchange for identical units of Island Marina Holdings LLC (such units bearing the same rights as such holder’s contributed units). Third, IGY exchanged IGY units contributed to Island Marina Holdings LLC for a single Class A unit of IGY. After such restructuring, and as of the date hereof, the outstanding ownership interests of IGY consist of a Class A unit held by Island Marina Holdings LLC and a Series B Perpetual Preferred unit held by Island Marinas Subsidiary Corp.

On October 3, 2022, the previously disclosed sale of IGY Marinas, per the Securities Purchase Agreement with MarineMax dated August 8, 2022, was completed and effective as October 1, 2022.